Exhibit 99.01

GenSpera Announces Management Changes

SAN ANTONIO (March 22, 2016) – GenSpera, Inc. (OTC/QB: GNSZ), a biotech company developing a novel prodrug therapeutic for the treatment of cancer, announces that Craig A. Dionne, Ph.D., has resigned as GenSpera’s Chairman of the Board and as a Director, and has submitted a notice of termination as GenSpera’s CEO and CFO, all effective immediately. Peter E. Grebow PhD., a GenSpera Director, has been appointed Interim Chairman. Russell Richerson Ph.D., GenSpera’s Chief Operating Officer and Secretary, has been named Interim Principal Executive Officer and Principal Accounting Officer.

The GenSpera Board of Directors affirms that the future of this Company is mipsagargin, a unique prodrug that has potential as a therapy for patients with solid tumors. “We are fortunate to be surrounded by a talented group of professionals who have served as a driving force in the development of mipsagargin over the years and are dedicated to its continued clinical advancement,” said Dr. Grebow. “Russell is a seasoned veteran with more than 34 years of industry experience, including the past nine years as our Company’s COO. He is intimately involved in all aspects of GenSpera and the Board is confident in his ability to lead our Company as we seek to fill the CEO position.”

Dr. Grebow, PhD., has served as a Director of Genspera since May 2012, and has significant corporate governance and public company experience. His experience also includes drug research and development, and business development. He currently serves as Executive Vice President of Research and Development at Eagle Pharmaceuticals, Inc. Dr. Grebow held several key positions with Cephalon, Inc. (now Teva Pharmaceuticals), a biopharmaceutical company, including Executive Vice President, Cephalon Ventures, Executive Vice President, Technical Operations, Senior Vice President, Worldwide Business Development and Senior Vice President, Drug Development. Additionally, Dr. Grebow served as a director of Optimer Pharmaceuticals from February 2009 until October 2013.

“We are building upon our foundation of clinical data as we advance mipsagargin into later-stage clinical trials and seek opportunities to evaluate its potential in other cancers,” added Dr. Grebow. “Recently we engaged the consultancy FLG Partners and its partner Chris Lowe to provide strategic advice on the optimal path forward for GenSpera, and our shareholders. We look forward to this evaluation and guidance in our management transition”.

About GenSpera

GenSpera, Inc. is developing a novel technology platform that combines a powerful, plant-derived cytotoxin (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors without the side effects of chemotherapeutic agents. Mipsagargin, GenSpera’s lead drug candidate, has demonstrated positive data in a Phase 2 clinical trial in patients with hepatocellular carcinoma (liver cancer) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication. Mipsagargin is being evaluated in a Phase 2 clinical trial for glioblastoma multiforme (brain cancer) and may be effective against all solid tumors. For additional information on GenSpera, visit www.genspera.com and connect on Twitter, LinkedIn, Facebook, YouTube and Google+.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

Investor Contacts:

LHA

Jody Cain

jcain@lhai.com

310-691-7100

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